EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-07031) and Form S-3 (File No. 333-55849) of Play By Play Toys & Novelties, Inc. and Subsidiaries of our report, dated November 12, 1999, relating to the consolidated financial statements and financial statement schedule, which appears in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP

Austin, Texas
November 13, 2000